UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2017

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On March 18, 2017, Paul Carbone, Chief Financial Officer of Dunkin’ Brands Group, Inc. (the “Company”), notified the Company that he is resigning from the Company effective as of April 21, 2017.

(c)
Kate Jaspon, the Company’s Vice President, Finance and Treasurer, will serve as the Company’s interim Chief Financial Officer, effective April 21, 2017.  The Company has commenced a search for a new chief financial officer, and will consider both internal and external candidates.

Ms. Jaspon, 40, joined the Company in December 2005 as Assistant Controller, and has served as Vice President, Finance and Treasurer since September 2014. Prior to that, she served as Vice President, Accounting, and Controller since 2010 and assumed the responsibilities of Corporate Treasurer in December 2011. She previously served as an audit senior manager at KPMG LLP and is a licensed certified public accountant.
Ms. Jaspon is party to an offer letter with the Company, and our standard Director and Officer Indemnification Agreement for executive officers. In connection with her appointment as interim Chief Financial Officer, the Board of Directors of the Company approved an annualized stipend to Ms. Jaspon that will be bring her effective base salary to $350,000.
A copy of the press release relating to these matters is attached hereto as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1    Press Release of Dunkin’ Brands Group, Inc. dated March 23, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chairman and Chief Executive Officer
Date: March 23, 2017